Exhibit (h)(5)

Schedule I

Index Provider	Index	Fund
Bloomberg	Bloomberg Liquid China Credit Index	KraneShares China Credit Index ETF
Bloomberg	Bloomberg Electric Vehicles Index	KraneShares Electric Vehicles and Future Mobility Index ETF
Bloomberg	Bloomberg Electrification Metals Index	KraneShares Electrification Metals Strategy ETF
CSI Index Co., LTD	CSI Overseas China Internet Index	KraneShares CSI China Internet ETF
CSI Index Co., LTD	SSE Science and Technology Innovation Board 50 Index	KraneShares SSE STAR Market 50 Index ETF
EULAV Asset Management	Value Line® Dynamic Dividend Equity Index	KraneShares Value Line® Dynamic Dividend Equity Index ETF
Fuzzy Logix, Inc. d/b/a FastINDX	CICC China 5G and Semiconductor Leaders Index	KraneShares CICC China 5G & Semiconductor Index ETF
Hang Seng Indexes Company Limited	Hang Seng TECH Index	KraneShares Hang Seng TECH Index ETF
Hedgeye Asset Management, LLC	Hedgeye Hedged Equity Index	KraneShares Hedgeye Hedged Equity Index ETF
J.P. Morgan	JP Morgan Asia Credit Index (JACI) Non-Investment Grade Corporate Index	KraneShares Asia Pacific High Income USD Bond ETF
Mount Lucas Index Advisers LLC	KFA MLM Index	KraneShares Mount Lucas Managed Futures Index Strategy ETF
MSCI Inc.	MSCI China All Shares Index	KraneShares MSCI All China Index ETF
MSCI, Inc.	MSCI China A 50 Connect Index	KraneShares Bosera MSCI China A 50 Connect Index ETF
MSCI, Inc.	MSCI China A 100% Hedged to USD Index	KraneShares MSCI China A Hedged Index ETF
MSCI, Inc.	MSCI China IMI Environment 10/40 Index	KraneShares MSCI China Clean Technology Index ETF
MSCI, Inc.	MSCI Global China Infrastructure Exposure Index	KraneShares MSCI One Belt One Road Index ETF
MSCI, Inc.	MSCI China All Shares Consumer Discretionary 10/40 Index	KraneShares MSCI All China Consumer Discretionary Index ETF

MSCI, Inc.	MSCI China All Shares Consumer Staples 10/40 Index	KraneShares MSCI All China Consumer Staples Index ETF
MSCI, Inc.	MSCI China All Shares Health Care 10/40 Index	KraneShares MSCI All China Health Care Index ETF
MSCI, Inc.	MSCI Emerging Markets ex China Index	KraneShares MSCI Emerging Markets ex China Index ETF
Morningstar, Inc.	Morningstar® Developed Markets China and Emerging Markets Revenue Exposure Index	KraneShares Global EM Revenue Leaders Index ETF
Solactive AG	Solactive Emerging Markets Consumer Technology Index	KraneShares Emerging Markets Consumer Technology Index ETF
Solactive AG	Solactive Asia Robotics & Artificial Intelligence Index	KraneShares Asia Robotics and Artificial Intelligence Index ETF
Solactive AG	Solactive Global Luxury Select Index	KraneShares Global Luxury Index ETF
S&P Dow Jones Indices LLC	S&P Pan Asia Dividend Aristocrats® Index	KraneShares S&P Pan Asia Dividend Aristocrats Index ETF
S&P Dow Jones Indices (fka IHS Markit Ltd.)	S&P Global Carbon Credit Index	KraneShares Global Carbon Strategy ETF
S&P Dow Jones Indices (fka IHS Markit Ltd.)	S&P Carbon Credit EUA Index	KraneShares European Carbon Allowance Strategy ETF
S&P Dow Jones Indices (fka IHS Markit Ltd.)	S&P Carbon Credit CCA Index	KraneShares California Carbon Allowance Strategy ETF
S&P Dow Jones Indices (fka IHS Markit Ltd.)	S&P RGGI Index	KraneShares Eastern US Carbon Strategy ETF